Exhibit 3.2

[SEAL]	DEAN HELLER Secretary of State 206 North Carson Street Carson City, Nevada 89701-4299 (775) 684-5708 Website: secretaryofstate.blz
Entity # E0184562005-6 Document Number 20050494172-44
CERTIFICATE OF AMENDMENT (Pursuant to NRS 78.385 and 78.390)	Date Filed: 10/20/2005 11:46:10 AM In the office of /s/ Dean Heller Dean Heller Secretary of State
Important: Read attached instructions before completing form.	ABOVE SPACE IS FOR OFFICE USE ONLY
Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)
1.	Name of Corporation: TOMI HOLDINGS INC.
2.

The articles have been amended as follows (provide article numbers, if available):

Article 1 of the Articles of Incorporation be hereby replaced as follows:

                                                              ARTICLE 1

The name of the corporation is INFRABLUE (US) INC.

3.

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favour of the amendment is: 63.48%

4.	Effective date of filing (optional):
5.	Officer Signature (required): /s/ Mitchell Johnson

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions of the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees. See attached fee schedule.

Nevada Secretary of State 78.385 Amend. 2003
Revised on: 11/03/03